UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 3, 2011

AmeriGas Partners, L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13692	23-2787918
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No. Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(610) 337-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 3, 2011, AmeriGas Partners, L.P. (the "Partnership") announced the expiration and final results of the tender offer with respect to its outstanding 7.25% Series A and Series B Senior Notes due 2015 ("2015 Notes"). The tender offer expired at 11:59 p.m. New York City time on February 2, 2011, and a total of $327,901,000 in aggregate principal amount of the 2015 Notes were validly tendered and accepted for repurchase in the tender offer.

Additionally, the Partnership announced that on January 21, 2011, it issued a notice of full optional redemption for the $87,099,000 aggregate principal amount of outstanding 2015 Notes and the $14,640,000 of its 8.875% Series A Senior Notes due 2011 ("2011 Notes") that are outstanding. Holders of the outstanding 2015 Notes will receive a cash payment of $1,036.25 for each $1,000 principal amount of 2015 Notes called for redemption, and holders of the 2011 Notes will receive a cash payment equal to the par value of the 2011 Notes called for redemption. In each case, holders will receive accrued and unpaid interest up to, but not including, the redemption date of February 22, 2011.

A copy of the press release is furnished as Exhibit 99 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being furnished herewith:

99 Press release of AmeriGas Partners, L.P. dated February 3, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmeriGas Partners, L.P.

February 3, 2011	By:	Margaret M. Calabrese

Name: Margaret M. Calabrese
Title: Assistant Secretary of AmeriGas Propane, Inc., the general partner of AmeriGas Partners, L.P.

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Exhibit Index

Exhibit No.	Description

99	Press Release of AmeriGas Partners, L.P. dated February 3, 2011.